REVISED SCHEDULE A





To the Investment Management Agreement, dated December 2, 2004, by and between Allianz Life Advisers, LLC (now Allianz Investment Management LLC) and Allianz Variable Insurance Products Fund of Funds Trust.

Fees payable to the Manager pursuant to Section 4 hereof shall be at the following annual rates for each Fund:

AZL Fusion Balanced Fund......................0.20%
AZL Fusion Conservative Fund..................0.20%
AZL Fusion Growth Fund........................0.20%
AZL Fusion Moderate Fund......................0.20%
AZL Balanced Index Strategy Fund..............0.05%
AZL Moderate Index Strategy Fund..............0.05%
AZL Allianz Global Investors Select Fund......0.05%


The management fee shall be accrued and paid to the Manager pursuant to Section 4 of the Investment Management Agreement.

Acknowledged:

 Allianz Variable Insurance Products Fund of Funds Trust

 By:   /s/ Brian Muench
      _______________________________
 Name:  Brian Muench
 Title: Vice President

 Allianz Investment Management LLC

 By:   /s/ Jeffrey Kletti
      _______________________________
 Name:  Jeffrey Kletti
 Title: Vice President


                                                             Updated: 10/26/2009